JUNIOR SUBORDINATED DEFERRABLE
	  INTEREST DEBENTURE



	THIS SECURITY HAS NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF
1933, AS AMENDED (THE "SECURITIES ACT"),
ANY STATE SECURITIES LAWS OR ANY OTHER
APPLICABLE SECURITIES LAW.  NEITHER THIS
SECURITY NOR ANY INTEREST OR
PARTICIPATION HEREIN MAY BE REOFFERED,
SOLD, ASSIGNED, TRANSFERRED, PLEDGED,
ENCUMBERED OR OTHERWISE DISPOSED OF IN
THE ABSENCE OF SUCH REGISTRATION OR
UNLESS SUCH TRANSACTION IS EXEMPT
FORM, OR NOT SUBJECT TO, THE
REGISTRATION REQUIREMENTS OF THE
SECURITIES ACT.  THE HOLDER OF THIS
SECURITY BY ITS ACCEPTANCE HEREOF
AGREES TO OFFER, SELL OR OTHERWISE
TRANSFER THIS SECURITY ONLY (A) TO THE
COMPANY, (B) TO A PERSON WHOM THE
SELLER REASONABLY BELIEVES IS A
QUALIFIED INSTITUTIONAL BUYER IN A
TRANSACTION MEETING THE REQUIREMENTS
OF RULE 144A SO LONG AS THIS SECURITY IS
ELIGIBLE FOR RESALE PURSUANT TO RULE
144A IN ACCORDANCE WITH RULE 144A, (C) TO
A NON-U.S. PERSON IN AN OFFSHORE
TRANSACTION IN ACCORDANCE WITH RULE
903 OR FULE 904 (AS APPLICABLE) OF
REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL "ACCREDITED
INVESTOR" WITHIN THE MEANING OF
SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF FULE
501 UNDER THE SECURITIES ACT THAT IS
ACQUIRING THIS SECURITY FOR ITS OWN
ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN
INSTITUTIONAL ACCREDITED INVESTOR, FOR
INVESTMENT PURPOSES AND NOT WITH A
VIEW TO, OR FOR OFFER OR SALE IN
CONNECTION WITH, ANY DISTRIBUTION IN
VIOLATION OF THE SECURITIES ACT, OR (E)
PURSUANT TO ANY OTHER AVAILABLE
EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT,
SUBJECT TO THE COMPANY'S RIGHT PRIOR TO
ANY SUCH OFFER, SALE OR TRANSFER TO
REQUIRE THE DELIVERY OF AN OPINION OF
COUNSEL, CERTIFICATION AND/OR OTHER
INFORMATION SATISFACTORY TO EACH OF
THEM IN ACCORDANCE WITH THE
INDENTURE, A COPY OF WHICH MAY BE
OBTAINED FROM THE COMPANY.  THE
HOLDER OF THIS SECURITY AGREES THAT IT
WILL COMPLY WITH THE FOREGOING
RESTRICTIONS.

	IN CONNECTION WITH ANY TRANSFER,
THE HOLDER WILL DELIVER TO THE
REGISTRAR AND TRANSFER AGENT SUCH
CERTIFICATE AND OTHER INFORMATION AS
MAY BE REQUIRED BY THE INDENTURE TO
CONFIRM THAT THE TRANSFER  COMPLIES
WITH THE FOREGOING RESTRICTIONS.


	   FEBRUARY 22, 2001

10.20% Junior Subordinated Deferrable Interest
	       Debenture

		   of

	  MIDSOUTH BANCORP, INC.


	MidSouth Bancorp, Inc., a Louisiana
corporation (the "Company" which term includes any successor Person under the Indenture hereinafter referred to), for value received promises to pay to State
Street Bank and Trust Company of Connecticut,
National Association, not in its individual capacity but solely as Institutional Trustee for MidSouth Statutory
Trust I (the "Holder") or registered assigns, the principal sum of Seven Million Two Hundred
Seventeen Thousand Dollars ($7,217,000) on February
22, 2031, and to pay interest on said principal sum from February 22, 2001, or from the most recent interest payment date (each such date, an "Interest Payment
Date") to which interest has been paid or duly provided for, semi-annually (subject to deferral as set forth herein) in arrears on February 22 and August 22 of each year commencing August 22, 2001, at an annual rate equal to 10.20% until the principal hereof shall have become due and payable, and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at an annual rate equal to 10.20% compounded semi-annually. The amount of interest payable on any Interest Payment
Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment, so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more
Predecessor Securities, as defined in said Indenture) is registered at the close of business on the Record Date for such interest installment, which shall be the close of business on the 15th day next preceding such Interest
Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such Record Date and may be paid to the Person in whose name this Debenture (or one or more Predecessor
Debenture) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of the Debenture not less that 10 days prior to such special record date, all as more fully provided in the Indenture. The principal of and interest on this Debenture shall be payable at the office or agency of the Trustee (or other paying agent appointed by the Company) maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made be check mailed to the registered holder at such address as shall appear in the Debenture Register if a request for a wire transfer by such holder has not been received by the Company or by wire transfer to an account appropriately designated by the holder hereof. Notwithstanding the foregoing, so long as the holder of this Debenture is the Institutional Trustee, the payment of the principal of and interest on this Debenture will be made in immediately available funds at such place and to such account as may be designated by the Trustee.

	So long as no Event of Default has occurred and is continuing, the Company shall have the right, from time to time, and without causing an Event of Default, to defer payments of interest on the Debenture by extending the interest payment period on the Debenture at any time and from time to time during the term of the Debenture, for up to 10 consecutive semi-annual periods (each such extended interest payment period, an "Extension Period"), during which Extension Period no interest shall be due and payable. No Extension Period may end on a date other than in Interest Payment Date.
At the end of any such Extension Period the Company shall pay all interest then accrued and unpaid on the Debenture (together with Additional Interest thereon); provided, however, that no Extension Period may extend beyond the Maturity Date; provided further, however, that during any such Extension Period, the Company shall not and shall not permit any Affiliate to
(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's or such Affiliate's capital stock (other than payments of dividends or distributions to the Company) or make any guarantee payments with respect to the foregoing or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any Debenture of the Company or any Affiliate that rank pari passu in all respects with or junior in interest to the Debenture (other than, with respect to clauses (i) and (ii) above, (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock pruchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable
Extension Period, (b) as a result of any exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock and any cash payments in lieu of fractional shares issued in connection therewith, or (f) payments under the Capital Securities Guarantee. Prior to the termination of any Extension Period, the Company may further extend such period, provided that such period together with all such previous and further consecutive extensions thereof shall not exceed 10 consecutive semi-annual periods, or extend beyond the Maturity Date. Upon the termination of any Extension
Period and upon the payment of all accrued and unpaid interest and Additional Interest, the Company may commence a new Extension Period, subject to the foregoing requirements. No interest or Additional
Interest shall be due and payable during an Extension Period, except at the end thereof, but each installment of interest that would otherwise have been due and payable during such Extension Period shall bear
Additional Interest.  The Company must give the
Trustee notice of its election to begin such Extension Period at least one Business Day prior to the earlier of
(i) the date interest on the Debenture would have been payable except for the election to begin such Extension Period or (ii) the date such interest is payable, but in any event not less than one Business Day prior to such record date.

	The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes.
Each holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

	This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee.

	Capitalized terms used and not defined in this Debenture shall have the meanings assigned in the Indenture dated as of the date of this Debenture between the Trustee and the Company.

	Signatures appear on the following pages